EXHIBIT 99.2

Remark Media Appoints Daniel Stein to its Board of Directors

LAS VEGAS, NV - March 2, 2017 - Remark Media, Inc. (Nasdaq: MARK), a global digital media technology company, appointed digital marketing executive Daniel Stein to its board of directors. Mr. Stein and Brett Ratner, who became a director on March 1st, will replace Robert Goldstein and Jason Strauss, both of whom resigned from the board on March 1st. Mr. Stein, who will stand for re-election at the 2017 annual meeting of stockholders, will participate on the Audit and Nominating & Governance Committees. The board membership is expected to stand constant at five.

Kai-Shing Tao, Remark Media's Chairman and CEO, stated, “I am excited Daniel will join our leadership team. He brings significant experience in developing and deploying data analytics solutions. We believe his insights and expertise will be invaluable as we accelerate the introduction of solutions utilizing our KanKan Data Intelligence Platform.”

Daniel Stein
Daniel Stein has worked in digital, direct, and healthcare marketing for more than 16 years. He currently serves as Senior Vice President, Analytics Services & Product Strategy at Crossix Solutions, Inc., a consumer-centric healthcare analytics company providing data analytics solutions for business and marketing optimization. At Crossix Solutions, Mr. Stein is responsible for driving innovation across the product suite, including digital and TV-based solutions. Previously, Mr. Stein spent eight years at Digitas and Digitas Health, where he led the Strategy and Analysis group in New York. While with Digitas Health, he built a team focused on leveraging analytics to help pharma and health-focused clients optimize their marketing plans and partnerships. Prior to Digitas and Digitas Health, Mr. Stein worked at Scholastic, where he developed interactive and direct marketing plans to support teachers and parents, and he gained additional healthcare experience at PricewaterhouseCoopers, where he designed and built comprehensive health & welfare systems for large companies.

Mr. Stein graduated from the University of Pennsylvania with a B.A. in Economics.

About Remark Media, Inc.

Remark Media, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkmedia.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Media’s Annual Report on Form 10-K and Remark

Media’s other filings with the SEC. Any forward-looking statements reflect Remark Media’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.  Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Media’s estimates and assumptions only as of the date hereof.  Except as required by law, Remark Media undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Media, Inc.
dosrow@remarkmedia.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkmedia@lhai.com
415-433-3777

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